Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2021 Second Quarter Results
Second Quarter Cash Flow from Operations Increases $8 million Year-Over-Year with Non-GAAP Free Cash Flow Margin of 25%
Charleston, S.C. (August 3, 2021) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its second quarter ended June 30, 2021.
"Blackbaud had another strong quarter as our market's progress toward a post-pandemic recovery and the shift to a digital-first world continues to accelerate," said Mike Gianoni, president and CEO, Blackbaud. "We have so much to be excited about as a company. This year marks Blackbaud's 40th anniversary; and since day one, our focus has been on building a better world. Given our strong performance through the first half of 2021, we are well positioned for further success as we look ahead to the second half of this year and the next several years. We're making excellent progress executing against our strategic plan that will move us further toward our long-term aspirational goal of achieving the Rule of 40 through a balance of organic revenue growth and improved profitability."
Second Quarter 2021 Results Compared to Second Quarter 2020 Results:
•Total GAAP revenue was $229.4 million, down 1.1%, with $217.0 million in GAAP recurring revenue, up 0.3%.
•Non-GAAP organic recurring revenue increased 0.3%.
•GAAP income from operations was $13.0 million, with GAAP operating margin of 5.7%, a decrease of 270 basis points.
•Non-GAAP income from operations was $54.1 million, with non-GAAP operating margin of 23.6%, an increase of 10 basis points.
•GAAP net income was $6.7 million, with GAAP diluted earnings per share of $0.14, down $0.10 per share.
•Non-GAAP net income was $39.7 million, with non-GAAP diluted earnings per share of $0.82, down $0.03 per share.
•Non-GAAP adjusted EBITDA was $65.8 million, down $3.1 million, with non-GAAP adjusted EBITDA margin of 28.7%.
•GAAP net cash provided by operating activities was $69.8 million, an increase of $7.8 million.
•Non-GAAP free cash flow was $56.6 million, an increase of $8.4 million.
"We had another solid quarter of execution, and our first half performance combined with our latest modeling suggests our upside revenue scenarios for the full year are looking more likely," said Tony Boor, executive vice president and CFO, Blackbaud. "Second quarter recurring revenue growth was roughly flat year-over-year inclusive of the tough compare in our payments revenue, which was expected given the elevated volumes we saw at the onset of the pandemic. Our contractual recurring revenue, which is the core of our business, grew during the quarter, and the trends we're seeing in bookings and renewals bode well for continued growth in the second half. We are continuing to make critical investments in the business, and our plans call for the level of investment to increase in the second half. Year-to-date we've generated roughly $74 million of free cash flow, and thus we feel very confident we will exceed the $100 million floor we set for 2021, with our latest models suggesting we could generate at least $120 million to $130 million of free cash flow this year. We will also continue executing against our capital deployment strategy focused on maximizing value for our shareholders. This includes opportunistic share repurchases and a renewed focus on M&A."

PRESS RELEASE
An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•During the second quarter, Blackbaud repurchased 405,047 shares of its common stock at a total cost of $30 million, leaving approximately $151 million remaining under existing share repurchase authorization of $250 million.
•The company released its ninth-annual Industry Review providing key learnings and trends related to companies’ corporate social responsibility (CSR) programs and employees’ philanthropic behavior.
•Blackbaud launched a Payment Terminal solution that allows Arts and Cultural organizations to receive secure, contactless chip and tap payments for tickets and donations.
•General availability of Blackbaud Peer-to-Peer Fundraising was announced in Canada, and in Australia and New Zealand, enabling organizations around the world to connect their supporters to the power of JustGiving, the world's largest giving platform, without subscription or set-up costs.
•Blackbaud celebrated 40 years in business, marking four decades of the company's commitment to powering social good and helping good take over.
•For the second consecutive year, Blackbaud's annual conference, bbcon, will be virtual and free for all to attend.
•Blackbaud appointed Chris Singh as senior vice president of Customer Success.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Conference Call Details
What:    Blackbaud's 2021 Second Quarter Conference Call
When:    August 4, 2021
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for four decades, Blackbaud is headquartered in Charleston, South Carolina, and has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact:	Media Contact:
Steve Hufford	media@blackbaud.com
Director, Investor Relations
IR@blackbaud.com

PRESS RELEASE
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; uncertainty regarding the COVID-19 disruption; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes

PRESS RELEASE
the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision; depreciation; amortization of intangible assets from business combinations; amortization of software development costs; acquisition-related deferred revenue write-down; stock-based compensation; acquisition-related integration costs; acquisition-related expenses; employee severance; restructuring and other real estate activities; and security Incident-related costs, net of insurance.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands)	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$28,288	$35,750
Restricted cash	434,567	609,219
Accounts receivable, net of allowance of $9,911 and $10,292 at June 30, 2021 and December 31, 2020, respectively	119,270	95,404
Customer funds receivable	5,390	321
Prepaid expenses and other current assets	103,493	78,366
Total current assets	691,008	819,060
Property and equipment, net	104,914	105,177
Operating lease right-of-use assets	22,630	22,671
Software development costs, net	116,562	111,827
Goodwill	637,510	635,854
Intangible assets, net	260,072	277,506
Other assets	70,666	72,639
Total assets	$1,903,362	$2,044,734
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$30,605	$27,836
Accrued expenses and other current liabilities	55,808	52,228
Due to customers	438,633	608,264
Debt, current portion	12,911	12,840
Deferred revenue, current portion	339,670	312,236
Total current liabilities	877,627	1,013,404
Debt, net of current portion	531,973	518,193
Deferred tax liability	56,227	54,086
Deferred revenue, net of current portion	5,749	4,678
Operating lease liabilities, net of current portion	17,173	17,357
Other liabilities	9,339	10,866
Total liabilities	1,498,088	1,618,584
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 62,332,714 and 60,904,638 shares issued at June 30, 2021 and December 31, 2020, respectively	62	61
Additional paid-in capital	605,486	544,963
Treasury stock, at cost; 13,451,524 and 12,054,268 shares at June 30, 2021 and December 31, 2020, respectively	(449,877)	(353,091)
Accumulated other comprehensive income (loss)	6,291	(2,497)
Retained earnings	243,312	236,714
Total stockholders’ equity	405,274	426,150
Total liabilities and stockholders’ equity	$1,903,362	$2,044,734

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenue
Recurring	$216,986	$216,260	$423,736	$421,127
One-time services and other	12,454	15,731	24,895	34,485
Total revenue	229,440	231,991	448,631	455,612
Cost of revenue
Cost of recurring	94,435	91,370	183,300	180,921
Cost of one-time services and other	13,635	13,569	28,155	28,883
Total cost of revenue	108,070	104,939	211,455	209,804
Gross profit	121,370	127,052	237,176	245,808
Operating expenses
Sales, marketing and customer success	45,452	51,954	94,245	110,689
Research and development	30,222	24,895	59,401	49,872
General and administrative	32,008	29,842	62,595	55,697
Amortization	567	729	1,116	1,470
Restructuring	78	50	132	74
Total operating expenses	108,327	107,470	217,489	217,802
Income from operations	13,043	19,582	19,687	28,006
Interest expense	(5,054)	(3,893)	(10,168)	(8,052)
Other income (expense), net	487	630	(523)	1,700
Income before provision for income taxes	8,476	16,319	8,996	21,654
Income tax provision	1,745	4,496	2,429	5,192
Net income	$6,731	$11,823	$6,567	$16,462
Earnings per share
Basic	$0.14	$0.25	$0.14	$0.34
Diluted	$0.14	$0.24	$0.14	$0.34
Common shares and equivalents outstanding
Basic weighted average shares	47,756,326	48,239,928	47,560,847	48,138,125
Diluted weighted average shares	48,444,874	48,418,378	48,444,658	48,465,077
Other comprehensive income (loss)
Foreign currency translation adjustment	1,783	(887)	4,294	(6,615)
Unrealized gain (loss) on derivative instruments, net of tax	345	551	4,494	(2,571)
Total other comprehensive income (loss)	2,128	(336)	8,788	(9,186)
Comprehensive income	$8,859	$11,487	$15,355	$7,276

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
(dollars in thousands)	2021	2020
Cash flows from operating activities
Net income	$6,567	$16,462
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,742	46,088
Provision for credit losses and sales returns	4,418	6,677
Stock-based compensation expense	60,554	33,713
Deferred taxes	276	1,945
Amortization of deferred financing costs and discount	879	376
Other non-cash adjustments	155	477
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(27,134)	(48,167)
Prepaid expenses and other assets	(18,162)	(7,068)
Trade accounts payable	2,356	(8,984)
Accrued expenses and other liabilities	1,443	(26,520)
Deferred revenue	27,828	22,489
Net cash provided by operating activities	99,922	37,488
Cash flows from investing activities
Purchase of property and equipment	(6,128)	(5,887)
Capitalized software development costs	(19,862)	(21,679)
Net cash used in investing activities	(25,990)	(27,566)
Cash flows from financing activities
Proceeds from issuance of debt	128,300	202,100
Payments on debt	(113,477)	(185,250)
Employee taxes paid for withheld shares upon equity award settlement	(38,712)	(20,996)
Proceeds from exercise of stock options	—	4
Change in due to customers	(170,061)	(121,612)
Change in customer funds receivable	(5,014)	(828)
Purchase of treasury stock	(58,074)	—
Dividend payments to stockholders	—	(5,960)
Net cash used in financing activities	(257,038)	(132,542)
Effect of exchange rate on cash, cash equivalents and restricted cash	992	(2,229)
Net decrease in cash, cash equivalents and restricted cash	(182,114)	(124,849)
Cash, cash equivalents and restricted cash, beginning of period	644,969	577,295
Cash, cash equivalents and restricted cash, end of period	$462,855	$452,446
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	June 30, 2021	December 31, 2020
Cash and cash equivalents	$28,288	$35,750
Restricted cash	434,567	609,219
Total cash, cash equivalents and restricted cash in the statement of cash flows	$462,855	$644,969

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
GAAP Revenue	$229,440	$231,991	$448,631	$455,612

GAAP gross profit	$121,370	$127,052	$237,176	$245,808
GAAP gross margin	52.9%	54.8%	52.9%	54.0%
Non-GAAP adjustments:
Add: Stock-based compensation expense	5,237	2,570	10,595	3,435
Add: Amortization of intangibles from business combinations	8,880	9,686	18,008	20,616
Add: Employee severance	15	781	15	813
Subtotal	14,132	13,037	28,618	24,864
Non-GAAP gross profit	$135,502	$140,089	$265,794	$270,672
Non-GAAP gross margin	59.1%	60.4%	59.2%	59.4%

GAAP income from operations	$13,043	$19,582	$19,687	$28,006
GAAP operating margin	5.7%	8.4%	4.4%	6.1%
Non-GAAP adjustments:
Add: Stock-based compensation expense	30,549	20,133	60,554	33,713
Add: Amortization of intangibles from business combinations	9,447	10,415	19,124	22,086
Add: Employee severance	451	4,264	1,442	4,361
Add: Acquisition-related integration costs	—	(71)	(98)	(103)
Add: Acquisition-related expenses	64	85	129	224
Add: Restructuring and other real estate activities	118	50	7	74
Add: Security Incident-related costs, net of insurance(1)	470	—	470	—
Subtotal	41,099	34,876	81,628	60,355
Non-GAAP income from operations	$54,142	$54,458	$101,315	$88,361
Non-GAAP operating margin	23.6%	23.5%	22.6%	19.4%

GAAP income before provision for income taxes	$8,476	$16,319	$8,996	$21,654
GAAP net income	$6,731	$11,823	$6,567	$16,462

Shares used in computing GAAP diluted earnings per share	48,444,874	48,418,378	48,444,658	48,465,077
GAAP diluted earnings per share	$0.14	$0.24	$0.14	$0.34

Non-GAAP adjustments:
Add: GAAP income tax provision	1,745	4,496	2,429	5,192
Add: Total non-GAAP adjustments affecting income from operations	41,099	34,876	81,628	60,355
Non-GAAP income before provision for income taxes	49,575	51,195	90,624	82,009
Assumed non-GAAP income tax provision(2)	9,915	10,239	$18,125	$16,402
Non-GAAP net income	$39,660	$40,956	$72,499	$65,607

Shares used in computing non-GAAP diluted earnings per share	48,444,874	48,418,378	48,444,658	48,465,077
Non-GAAP diluted earnings per share	$0.82	$0.85	$1.50	$1.35
(1)Includes Security Incident-related costs incurred during the three and six months ended June 30, 2021 of $11.7 million and $24.4 million, respectively, net of probable insurance recoveries during the same periods of $11.2 million and $23.9 million, respectively. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims. Not included in this adjustment were costs associated with enhancements to our cybersecurity program.
(2)Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
GAAP revenue	$229,440	$231,991	$448,631	$455,612
GAAP revenue growth	(1.1)%		(1.5)%
Add: Non-GAAP acquisition-related revenue(1)	—	—	—	—
Non-GAAP organic revenue(2)	$229,440	$231,991	$448,631	$455,612
Non-GAAP organic revenue growth	(1.1)%		(1.5)%

Non-GAAP organic revenue(2)	$229,440	$231,991	$448,631	$455,612
Foreign currency impact on non-GAAP organic revenue(3)	(4,390)	—	(6,343)	—
Non-GAAP organic revenue on constant currency basis(3)	$225,050	$231,991	$442,288	$455,612
Non-GAAP organic revenue growth on constant currency basis	(3.0)%		(2.9)%

GAAP recurring revenue	$216,986	$216,260	$423,736	$421,127
GAAP recurring revenue growth	0.3%		0.6%
Add: Non-GAAP acquisition-related revenue(1)	—	—	—	—
Non-GAAP organic recurring revenue	$216,986	$216,260	$423,736	$421,127
Non-GAAP organic recurring revenue growth	0.3%		0.6%
(1)Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.
(2)Non-GAAP organic revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.
(3)To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
GAAP net income	$6,731	$11,823	$6,567	$16,462
Non-GAAP adjustments:
Add: Interest, net	4,977	3,783	9,939	7,420
Add: GAAP income tax provision	1,745	4,496	2,429	5,192
Add: Depreciation	3,140	3,595	6,351	7,136
Add: Amortization of intangibles from business combinations	9,447	10,415	19,124	22,086
Add: Amortization of software development costs(1)	8,119	10,367	16,082	17,039
Subtotal	27,428	32,656	53,925	58,873
Non-GAAP EBITDA	$34,159	$44,479	$60,492	$75,335
Non-GAAP EBITDA margin	14.9%		13.5%

Non-GAAP adjustments:
Add: Stock-based compensation expense	30,549	20,133	60,554	33,713
Add: Employee severance	451	4,264	1,442	4,361
Add: Acquisition-related integration costs	—	(71)	(98)	(103)
Add: Acquisition-related expenses	64	85	129	224
Add: Restructuring and other real estate activities	118	50	7	74
Add: Security Incident-related costs, net of insurance(2)	470	—	470	—
Subtotal	31,652	24,461	62,504	38,269
Adjusted Non-GAAP EBITDA	$65,811	$68,940	$122,996	$113,604
Adjusted Non-GAAP EBITDA margin	28.7%		27.4%

Rule of 40(3)	27.6%		25.9%
(1)Includes amortization expense related to software development costs and amortization expense from capitalized cloud computing implementation costs.
(2)Includes Security Incident-related costs incurred, net of probable insurance recoveries. See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(3)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.

(dollars in thousands)	Six months ended June 30,
	2021	2020
GAAP net cash provided by operating activities	$99,922	$37,488
Less: purchase of property and equipment	(6,128)	(5,887)
Less: capitalized software development costs	(19,862)	(21,679)
Non-GAAP free cash flow	$73,932	$9,922